UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 22, 2009 (Date of report)

CARACO PHARMACEUTICAL LABORATORIES, LTD.
(Exact name of registrant as specified in its charter)

Michigan	1-31773	38-2505723
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

1150 Elijah McCoy Drive, Detroit, Michigan 48202
(Address of principal executive offices)

(313) 871-8400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On October 27, 2009, registrant announced its results of operations for the second quarter and first six months of Fiscal 2010, as set forth in the press release included as Exhibit 99.1 hereto.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 22, 2009, the Board of Directors approved an amendment to Article IV, Section 1 of the Company’s Amended and Restated Bylaws (the “Bylaws”) to provide that a majority of the Board may designate one or more committees, with each committee consisting of one (1) or more directors.   Prior to the amendment, which was effective immediately, committees were required to consist of two (2) or more directors.

The Board approved an amendment to Article III, Section 2 of the Company’s Bylaws to become effective following approval by shareholders of the amendment to Article IV, paragraph 4 of the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”).  The amendment to Article IV, paragraph 4 of the Articles of Incorporation was approved by shareholders at the Special Meeting of Shareholders held on October 26, 2009.  The amendments to Article III, Section 2 of the Company’s Bylaws and to Article IV, paragraph 4 of the Company’s Articles of Incorporation permit vacancies on the Board of Directors to also be filled by a vote of the Company’s shareholders.  Prior to the amendments, vacancies were only permitted to be filled by the Board of Directors.

Item 9.01.  Financial Statements and Exhibits.

d.	Exhibits.

Exhibit No.	Description

3.07	Amendment to Article IV, Section 1 of the Amended and Restated Bylaws of the Company.

3.08	Amendment to Article III, Section 2 of the Amended and Restated Bylaws of the Company.

99.1	Press Release of Caraco Pharmaceutical Laboratories, Ltd., dated October 27, 2009 announcing its results of operations for the second quarter and first six months of Fiscal 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARACO PHARMACEUTICAL LABORATORIES, LTD.

Date: October 27, 2009	By: /s/ Jitendra N. Doshi
Jitendra N. Doshi Chief Executive Officer

Exhibit Index

3.07	Amendment to Article IV, Section 1 of the Amended and Restated Bylaws of the Company.

3.08	Amendment to Article III, Section 2 of the Amended and Restated Bylaws of the Company.

99.1	Press Release of Caraco Pharmaceutical Laboratories, Ltd., dated October 27, 2009 announcing its results of operations for the second quarter and first six months of Fiscal 2010.